UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Towne Centre Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

Beginning on June 7, 2017, the slide presentation attached as Exhibit 99.1 will be presented in various investor meetings by Jonathan E. Lim, M.D., Chairman, President and Chief Executive Officer of Ignyta, Inc. (the “Company”), and Jacob Chacko, M.D., Chief Financial Officer of the Company. Information from this slide presentation may also be used by management of the Company in future meetings regarding the Company.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Beginning on June 7, 2017, the slide presentation attached as Exhibit 99.1 will be presented in various investor meetings by Jonathan E. Lim, M.D., Chairman, President and Chief Executive Officer of the Company, and Jacob Chacko, M.D., Chief Financial Officer of the Company. The slide presentation attached as Exhibit 99.1 includes updated data for entrectinib, demonstrating a high CNS objective response rate by Blinded Independent Central Review (BICR-ORR).

As of the May 15, 2017 data cut-off, the findings showed:

•	Of the 11 TKI-Naïve ROS1 NSCLC patients with central nervous system (CNS) metastases, 7 had measurable disease at baseline;

•	5 of these 7 patients with measurable disease had confirmed intracranial responses by RECIST 1.1, for an intracranial BICR-ORR of 71%.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Slide Presentation, dated June 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation, dated June 2017.